UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

DRILLING TOOLS INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41103	87-2488708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10370 Richmond Ave, Suite 1000
Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (832) 742-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2026, the Board of Directors (the “Board”) of Drilling Tools International Corporation (the “Company”) appointed Ira H. Green, Jr. to serve as a director on the Company’s Board, effective immediately (the “Green Appointment”). The Green Appointment fills the vacancy on the Board following the passing of Mr. Thomas Hicks. Mr. Green will serve as a director on the Board until the Company’s next annual meeting or until his earlier resignation or removal. There are no arrangements or understandings between Mr. Green and any other person pursuant to which he was appointed as a director. Mr. Green has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Green has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Green, age 61, has served as the Managing Partner of IHG Advisors, LLC, a financial advisory and consulting firm serving energy companies, since October 2025. From January 2016 to September 2025, he served as Managing Director and Head of Energy, Power and Infrastructure Capital Markets at Piper Sandler & Co. , where his responsibilities included capital raising for private and public companies and M&A advisory services in the energy sector. Mr. Green has over 35 years of experience as an investment banker, including more than 15 years leading energy capital markets, during which he raised both debt and equity capital for energy companies and developed significant M&A experience; he has also served as Chief Financial Officer of two private companies. In addition to his professional roles, Mr. Green serves on the Board of Trustees of the Darden School Foundation (University of Virginia Darden School of Business). Mr. Green earned a Bachelor of Business Administration from the University of Texas at Austin and a Master of Business Administration from the University of Virginia Darden School of Business.

On January 26, 2026, Mr. C. Richard Vermillion informed the Board of his decision to end his tenure as a director on the Board, effective concurrently with the Company’s next annual meeting of stockholders. Mr. Vermillion’s decision to not seek reelection to the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Board is continuing its ongoing refreshment and succession planning process, which began in the summer of 2025 and is focused on aligning the Board’s skills and experience with DTI’s long-term strategy and growth objectives. The Board expects to continue its refreshment efforts and related governance matters as it continues to evaluate director succession, leadership roles, and committee composition ahead of the Company’s next annual meeting of stockholders.

Item 7.01.	Regulation FD Disclosure.

On January 27, 2026, the Company issued a press release (the “Press Release”) announcing the Green Appointment. A copy of the Press Release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information provided in this Item 7.01 and the exhibits attached to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation in such filing.

Item 8.01	Other Events.

On January 26, 2026, the Board appointed Mr. Wayne Prejean, current interim Chairman of the Board, President, and Chief Executive Officer of the Company, to serve as Chairman of the Board and Chief Executive Officer, effective as of the date of the Company’s next annual meeting of stockholders. There are no arrangements or understandings between Mr. Prejean and any other person pursuant to which he was appointed as Chairman. Mr. Prejean has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Prejean has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has not approved any changes to Mr. Prejean’s compensation in connection with his appointment as Chairman at this time. Any changes to compensation, if approved, will be disclosed in a subsequent filing as required.

On January 26, 2026, the Board appointed Mr. Jack Furst to serve as the Board’s lead independent director to ensure independent oversight of the Board, effective as of the date of the Company’s next annual meeting of stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Drilling Tools International Corporation on January 27, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Drilling Tools International Corporation

Date: January 27, 2026	By:	/s/ David R. Johnson
David R. Johnson
Chief Financial Officer
(Principal Financial and Accounting Officer)